Mechanical Technology, Incorporated and Subsidiary, EcoChain, Inc. Announce Appointment of Aly Madhavji to Board of Directors

Madhavji is a Leader in Blockchain and Emerging Technologies

ALBANY, N.Y., February 25, 2021 /PRNewswire/ - Mechanical Technology, Incorporated ("MTI" or the "Company"), (OTCQB: MKTY), the parent company of MTI Instruments, Inc. and EcoChain, Inc. ("EcoChain"), a cryptocurrency mining business powered by renewable energy, announced today that its Board of Directors has appointed Aly Madhavji ("Aly" or "Mr. Madhavji") as a member of the Board, effective immediately. MTI's Board of Directors now has eight members, including Mr. Madhavji. Mr. Madhavji will be placed in the class of directors with a term that will expire in 2022.

Mr. Madhavji is the Managing Partner at Blockchain Founders Fund. He also consults leading organizations, such as the United Nations, on emerging technologies. Mr. Madhavji is a Limited Partner at Loyal VC and Draper Goren Holm, an award-winning author, a Senior Blockchain Fellow at INSEAD and recognized as a "Blockchain 100" Global Leader by Lattice80. He holds a Bachelor of Commerce from the University of Toronto, a Master of Business Administration from INSEAD and a Master of Global Affairs, as a Schwarzman Scholar, from Tsinghua University.

Michael Toporek, CEO of MTI, commented, "Mr. Madhavji's knowledge and passion for emerging technologies will be a valuable asset to our Board as we work to grow and scale the Company's EcoChain cryptocurrency mining facilities. His expertise and key relationships with blockchain start-ups and consulting with companies and government agencies will also be a great resource for MTI and we welcome him to MTI and the Board."

Aly added, "EcoChain's business model to develop cryptocurrency mining facilities powered by renewable energy is an impressive application of leading-edge technologies. I am thrilled to join the Board and contribute my insight to the successful buildout of the business plan."

About MTI

MTI is the parent company of MTI Instruments, Inc. and EcoChain, Inc. Through MTI Instruments, MTI is engaged in the design, manufacture and sale of test and measurement instruments and systems that use a comprehensive array of technologies to solve complex, real world applications in numerous industries, including manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. Through EcoChain, MTI is developing cryptocurrency mining facilities powered by renewable energy that integrate with the blockchain network. For more information about MTI, please visit https://www.mechtech.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact Information:

Jess Olszowy

jolszowy@mtiinstruments.com

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

646.823.8656

Ksmith@pcgadvisory.com

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